Exhibit 24

Power of Attorney

Each person whose signature appears below constitutes and appoints Ronald C. Edmonds, Charles J. Kalil and Howard I. Ungerleider, acting severally, as his or her attorney-in-fact and agent, to sign one or more registration statements on Form S-8 and any or all amendments (including post-effective amendments) to such registration statements in connection with the registration under the Securities Act of 1933 of shares of the common stock of The Dow Chemical Company pursuant to the 2012 Stock Incentive Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney-in-fact and agent full power and authority to perform any act in connection with any of the foregoing as fully to all intents and purposes as he or she might do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof. Each attorney-in-fact and agent is hereby granted full power of substitution and revocation with respect hereto.

SIGNATURE	TITLE	DATE

/S/ A. Banga A. Banga	Director	February 11, 2016

/S/ J.K. Barton J. K. Barton	Director	February 11, 2016

/S/ J. A. Bell J. A. Bell	Director	February 11, 2016

/S/ R. K. Davis R. K. Davis	Director	February 11, 2016

/S/ R. C. Edmonds R. C. Edmonds	Vice President and Controller (Principal Accounting Officer)	February 11, 2016

/S/ J. M. Fettig J. M. Fettig	Lead Director	February 11, 2016

/S/ A. N. Liveris A. N. Liveris	Director, Chairman and Chief Executive Officer	February 11, 2016

SIGNATURE	TITLE	DATE

/S/ M. Loughridge M. Loughridge	Director	February 11, 2016

/S/ R. J. Milchovich R. J. Milchovich	Director	February 11, 2016

/S/ R. S. Miller R. S. Miller	Director	February 11, 2016

/S/ P. Polman P. Polman	Director	February 11, 2016

/S/ D. H. Reilley D. H. Reilley	Director	February 11, 2016

/S/ J.M. Ringler J.M. Ringler	Director	February 11, 2016

/S/ R. G. Shaw R. G. Shaw	Director	February 11, 2016

/S/ H. I. Ungerleider H. I. Ungerleider	Vice Chairman and Chief Financial Officer	February 11, 2016